SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                                  Tridan Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:


________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:


________________________________________________________________________________

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

TRIDAN CORP.
--------------------------------------------------------------------------------

                         477 Madison Avenue, New York, N.Y. 10022 (212) 371-2100



                                             May 24, 1999



Dear Shareholders:

     Enclosed are the annual report of Tridan Corp. for the fiscal year ended April 30, 1999 and the proxy statement outlining the matters to be voted upon at the June 15, 1999 shareholders' meeting.

     For the fiscal year ended April 30, 1999, the Company's investment income - net was approximately $.53 per share and net realized capital gains were approximately $.12 per share, while $.60 per share was distributed to the shareholders. As you know, these distributions except for capital gains are exempt from Federal income tax.

     The Annual Shareholders' Meeting will be held on Thursday, June 15, 1999 at 10:00 A.M. at the offices of Kantor, Davidoff, Wolfe, Rabbino, Mandelker & Kass, P.C. 17th Floor, 51 East 42nd Street, New York City, New York, 10017. The enclosed proxy statement outlines the matters to be voted upon at this meeting which each shareholder is invited to attend. If you cannot attend, I urge you to fill in, sign and promptly return the enclosed proxy so that, at least, your shares will be represented at the meeting.

                                             Sincerely,


                                             /s/ Peter Goodman
                                             Peter Goodman, President

PG:ho
Enclosures

                                  TRIDAN CORP.

                               477 Madison Avenue
                            New York, New York 10022

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 15, 1999





To the Shareholders of Tridan Corp.:

     The Annual Meeting of Shareholders of Tridan Corp. (the "Company") will be held on Tuesday, June 15, 1999, at 10:00 A.M. at the offices of Kantor, Davidoff, Wolfe, Mandelker & Kass, P.C., 17th floor, 51 East 42nd Street, New York, New York 10017.

     The following subjects will be considered and acted upon at the meeting:

     (1) To increase the number of directors from five to six, and to elect six directors;

     (2) Ratification of the selection of Leslie Sufrin and Company, P.C. as auditors of the Company for the fiscal year ending April 30, 2000;

     (3) Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The subjects referred to above are discussed in the Proxy Statement attached to this notice. Each shareholder is invited to attend the Annual Meeting of Shareholders in person. Shareholders of record at the close of business on May 14, 1999 have the right to vote at the meeting. If you cannot be present at the meeting, we urge you to fill in, sign and promptly return the enclosed proxy in order that your shares will be represented at the meeting.


                                             By Order of the Board of Directors



                                             /s/ I. Robert Harris
                                             I. Robert Harris, Secretary
May 25, 1999

                                  TRIDAN CORP.

                               477 Madison Avenue
                            New York, New York 10022


                                 PROXY STATEMENT


     This statement is furnished in connection with the solicitation by the Board of Directors of Tridan Corp., a New York corporation (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held June 15, 1999 and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement is being mailed to shareholders on or about May 25, 1999.

     All proxies which have been properly executed and received in time will be voted at the meeting in accordance with the instructions thereon. Any shareholder executing a proxy may revoke it in writing by execution of another proxy or by any other legal method at any time before the shares subject to the proxy are voted at the meeting. The Board of Directors recommends that shares be voted, and if no choice is specified on the proxy, the shares will be voted FOR the election as directors of the nominees hereinafter named, FOR ratification of the selection of Leslie Sufrin and Company P.C. as auditors, and in the discretion of the proxy holders on such other matters as may properly come before the meeting.

     As of May 14, 1999, there were issued and outstanding 3,136,544.9260 shares of capital stock, par value $.02 per share, of the Company, which is the only class of capital stock of the Company. Shareholders will be entitled to one vote for each share held, with pro rata voting rights for any fractional shares. Holders of record of such shares at the close of business on May 14, 1999 will be entitled to vote at the meeting.

     The participants in the Tridan Corp. Employees' Stock Ownership Trust are the beneficial shareholders of the shares held under the Trust, and the shares held for such participants will be voted only if and as directed by the participant for whose account such shares are held of record by the trustees of the Trust. Accordingly, the attached Notice, this Proxy Statement and the form of proxy have been mailed to each person who was a participant on the record date, and the shares beneficially owned by such participants will be voted in accordance with their proxies.

     The Company will pay the cost of preparing, assembling, and mailing the form of proxy and the material used in connection with solicitation of proxies. In addition to solicitation by use of the mails, certain officers and directors of the Company, who will receive no compensation for their services (other than their regular compensation) may solicit the return of proxies personally or by telephone or telegraph.

     An Annual Report covering the operations of the Company for its fiscal years ended April 30, 1999 and 1998 is enclosed herewith, but does not constitute a part of the material for the solicitation of proxies.


                              ELECTION OF DIRECTORS

     At the meeting, the size of the Board of Directors is to be increased from five to six persons, and six directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been chosen and qualified, or as otherwise provided in the By-Laws of the Company. The election of a Board of Directors will require a vote of a majority of the shares present in person or by proxy at the meeting.

     It is intended that the persons named in the accompanying proxy will vote such proxy, if signed and returned, for the election of the nominees listed below. If for any reason any of said nominees shall become unavailable for election, which is not anticipated, the proxies may be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to expect that any of the nominees will fail to be a candidate at the meeting and, accordingly, does not have in mind any substitute.

     Mr. Peter Goodman has been a director of the Company since it became an investment company in 1980. Mr. Flynn has been a director since 1984, Mr. Negin since 1985, Mr. Pelton since 1988, and Mr. Stoever since 1995. Mr. Mark Goodman, who is Peter Goodman's son, is being proposed by the Board as a new director this year.

     As of May 14, 1999, Peter Goodman owned beneficially 1,277,381.35 shares (40.73%) of the Company, which does not include shares owned by Barbara S.
Goodman, Peter Goodman's wife, nor shares owned by them as trustees for his brother Thomas Goodman.

     The following table sets forth the names, ages and business experience of the nominees:

                                                Business expenerience
         Name                    Age           Age For Past Five Years
         ----                    ---           -----------------------

Thomas David Flynn               86          Trustee Emeritus of Columbia
                                             University; Director Emeritus
                                             of National Bureau of Economic
                                             Research.

Mark Goodman                     45          Pianist; Teacher.

Peter Goodman*                   73          President of Tridan Corp.

Jay Stanley Negin                68          Attorney; Investor.

Warren Fred Pelton*              61          President of National
                                             Association on Drug Abuse
                                             Problems, Inc. prior to 1996;
                                             Director of Development,
                                             International College until
                                             1999; Consultant.

Russell Jude Stoever             54          Vice President of Stoever
                                             Glass & Co., Inc.

     Five meetings of the Board of Directors were held during the fiscal year ended April 30, 1999, and each director attended more than 75 percent of the total number of meetings. The Board of Directors of the Company does not have an audit, nominating, compensation or similar committee.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Each director of the Company receives an annual fee of $9,000 for directorial services rendered by him. No executive officer received cash compensation exceeding $60,000.

     All executive officers of the Company as a group (two persons) received compensation (comprised solely of directors' fees described above) aggregating $18,000 applicable to fiscal 1999 (which excludes professional fees paid to the law firm of which I. Robert Harris, secretary of the Company, is a member).


----------

*A director of the Company who is an "interested person" or deemed an "interested person", as defined by Section 2(a)(19) of the Investment Company Act of 1940, is indicated by an asterisk. Mr. Goodman is an "interested person" by reason of his being an officer and holder of more than 5% of the shares of the Company, and Mr. Pelton by reason of his being an officer of the Company.

                      PRINCIPAL AND MANAGEMENT SHAREHOLDERS

     The following table sets forth certain information concerning directors and nominees as directors of the Company and persons believed by the Company to be the record owners of more than five percent (5%) of the Company's voting securities as of May 14, 1999:

                                                              Number of Shares               Percent
   Title of                Name and Address of               Beneficially Owned             of Class on
   Class                     Beneficial Owner                  on May 14, 1999             May 14, 1999
   -----                   -------------------               ------------------            ------------

Capital Stock             Peter Goodman                       1,277,381.35 1/ 2/              40.73%
(par value $.02)          Wendover Road
                          Rye, NY  10580

                          Barbara S. Goodman                     375,500.00 1/                11.97%
                          (wife of Peter Goodman)
                          Wendover Road
                          Rye, NY  10580

                          Thomas Goodman                       703,982.17 2/ 3/               22.44%
                          79-11 41st Avenue
                          Elmhurst, NY  11373

                          Robert W. Erdos                      282,640.11 2/ 4/                9.01%
                          549 Fairview Terrace
                          York, PA  17403

                          Mark Goodman                             77,333.33                   2.47%
                          15 Eliot Street
                          Jamaica Plain, MA  02130

                          Warren F. Pelton                        29,930.89                    0.95%
                          12651 Hunters Lakes Court
                          Bonita Springs, FL  34135

                          All officers,                       1,384,645.57 2/ 3/              44.15%
                          directors and
                          nominees as a
                          group (7 persons)


1/ Not including 600,000 shares owned indirectly by Mr. Goodman and his wife, Barbara S. Goodman, as co-trustees for his brother, Thomas Goodman (see footnote 3), with respect to which the co-trustees have shared voting and investment power.

2/ Including the following shares owned by Tridan Corp. Employees Stock OwnershipTrust, as nominee only: 9,881.35 shares owned directly and beneficially by Peter Goodman, 5,640.11 shares owned directly and beneficially by Robert W. Erdos and 2,982.17 shares owned directly and beneficially by Thomas Goodman. Messrs. Robert W. Erdos, Peter Goodman, Thomas Goodman and Warren F. Pelton are trustees of said Trust.

3/   Including 600,000 shares owned of record only, by Peter Goodman and Barbara
     S. Goodman, as trustees for Thomas Goodman (Peter Goodman's brother).

4/ This amount does not include 49,000 shares owned of record and beneficially by Erda Erdos, Mr. Erdos' wife.

     The foregoing table and footnotes shall not be construed as an admission that Peter Goodman is the beneficial owner of any shares owned by him as a trustee for his brother, nor of any shares owned by Mr. Goodman's wife; nor as an admission that Barbara S. Goodman is the beneficial owner of any shares owned by her as a trustee for Peter Goodman's brother; nor as an admission that Robert
W. Erdos is the beneficial owner of any shares owned by Mr. Erdos' wife.

     Peter Goodman, president and a director of the Company, controls the Company in that any matter to be voted on at the meeting can be decided by Mr. Goodman and any one of several other shareholders if they vote in the same way on such matter.


                      RELATIONSHIP WITH AND RATIFICATION OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors, including a majority of the members of the Board of Directors who are not interested persons of the Company, has selected Leslie Sufrin and Company, P.C. as independent public accountants for the Company for the fiscal year ending April 30, 2000. This selection is to be submitted for ratification by the shareholders, which requires the affirmative vote of the holders of a majority of the shares of the Company voting at the meeting. The Board of Directors reviewed the services performed by Leslie Sufrin and Company, P.C. during the last fiscal year and determined that such services did not affect their independence. The firm has no direct or indirect financial interest in the Company, except for fees received by it for services which were furnished at customary rates and terms. Representatives of such firm are expected to be present at the meeting and will be given an opportunity to make such statements as they feel appropriate and will be available to respond to appropriate questions.

                    INVESTMENT ADVISORY AGREEMENT AND ADVISER

     The Investment Advisory Agreement dated April 28, 1980, as amended April 27, 1982 and further amended June 17, 1987 (the "Agreement"), under which Morgan Guaranty Trust Company of New York ("Morgan Guaranty") serves as the Company's investment adviser, was most recently approved by the shareholders at the annual meeting on June 22, 1982. On May 20, 1999, the Board of Directors (including the Company's independent directors) unanimously approved a continuation of the Agreement until June 30, 2000 (subject to the early termination provisions contained in the Agreement).

     Morgan Guaranty is a wholly-owned subsidiary of J. P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260-0060. Under the Agreement, Morgan Guaranty, subject to the general supervision of the Company's Board of Directors and in conformance with the stated policies of the Company, manages and has custody of investment operations and the composition of the Company's portfolio of securities and investments. In this regard, it is the responsibility of Morgan Guaranty to make investment decisions for the Company and to place the purchase and sale orders for the portfolio transactions of the Company.

     As compensation for the services rendered and related expenses borne by Morgan Guaranty, the Company, under the Agreement, has paid Morgan Guaranty an annual fee, computed and payable quarterly, equal to 0.28% of the Company's net assets under management. Morgan Guaranty received fees aggregating $110,285 applicable to the year ended April 30, 1999.

     The investment advisory services of Morgan Guaranty to the Company are not exclusive under the terms of the Agreement. Morgan Guaranty is free to, and does, render investment advisory services to others, including the following open-end management investment companies:

                                         Net Assets as of       Annual Advisory
     Investment Company                   April 30, 1999            Fee Rate
     ------------------                  ----------------       ---------------
The Federal Money Market Portfolio      $  1,746,121,178        .20% on first
                                                                $1 billion;
                                                                .10% on balance
The Treasury Money Market Portfolio     $    626,819,986        .20% on first
                                                                $1 billion;
                                                                .10% on balance
The Prime Money Market Portfolio        $ 11,252,676,305        .20% on first
                                                                $1 billion;
                                                                .10% on balance
The Tax Exempt Money Market                                     .20% on first
  Portfolio                             $  1,881,710,038        $1 billion;
                                                                .10% on balance

The Short Term Bond Portfolio           $    285,452,556        .25%

The U.S. Fixed Income Portfolio         $  1,536,341,883        .30%

The Tax Exempt Bond Portfolio           $    834,229,481        .30%

The U.S. Equity Portfolio                    726,272,411        .40%

The U.S. Small Company Portfolio        $    544,950,181        .60%

The International  Equity Portfolio     $    483,812,772        .60%

The Diversified Portfolio                    872,372,490        .55%

The Emerging Markets Equity Portfolio   $    188,497,233       1.00%

The New York Total Return
  Bond Portfolio                        $    203,740,943        .30%

The European Equity Portfolio           $     26,146,409        .65%

Global Strategic Income Portfolio       $    276,442,198        .45%

Emerging Markets Debt Portfolio         $     16,872,576        .70%

International Opportunities Portfolio   $    337,190,541        .60%

Tax Aware U.S. Equity Fund              $    124,014,739        .45%

Tax Aware Disciplined Equity Fund       $    219,576,652        .35%

Disciplined Equity Portfolio            $  1,128,631,763        .35%

California Bond Fund                    $     81,370,429        .30%

JPM Treasury Money Market Portfolio     $      1,768,848        .20%

JPM Bond Portfolio                      $     38,652,812        .30%

JPM Equity Portfolio                    $     24,242,955        .40%

JPM Small Company Portfolio             $      7,796,203        .60%

JPM International Equity Portfolio      $     11,701,370        .60%

JPM Institutional Market Neutral
  Portfolio                             $     10,073,143       1.50%

JPM Large Capital Growth Portfolio      $      5,354,359        .50%

JPM Smart Index Portfolio               $      5,472,869        .25%

JPM Global 50 Fund                      $     92,508,035       1.25%

The Northmore Fund                      $    122,223,348       *.75%


*.75 of average daily gross assets.

JPM Tax Aware Enhanced Income
  Portfolio                             $    129,548,517        .25%

Mutual Investment Fund of                                       .50% on first
  Connecticut, Inc.                     $     44,312,760        $75 million;
                                                                .45% on balance

US Small Company Opportunities          $    277,976,174        $.60%

     Morgan Guaranty seeks to obtain the best price and execution of orders placed for the Company's assets considering all of the circumstances. If transactions are executed in the over-the-counter market, Morgan Guaranty will deal with the principal market makers, unless more favorable prices and executions are otherwise obtainable. There is no agreement by Morgan Guaranty with any broker or dealer to place orders with it. When circumstances relating to a proposed transaction indicate that a particular broker or dealer is in a position to provide the best execution considering all factors including price, the order is placed with that broker or dealer. This may or may not be a broker or dealer which has provided statistical or other factual information to Morgan Guaranty. Subject to the requirement of seeking the best price and execution, Morgan Guaranty may, in circumstances in which two or more brokers are in a position to offer comparable prices and execution, give preference to a broker or dealer which has provided statistical and other factual information to it. Morgan Guaranty is of the opinion that while such information is useful in varying degrees, it is of indeterminable value and does not reduce the expenses of Morgan Guaranty. In recognition of the brokerage execution services Morgan Guaranty may pay a brokerage commission in excess of that which another broker might have charged for the same transaction. Morgan Guaranty periodically evaluates the overall reasonableness of brokerage commissions paid by the Company. The factors considered in these evaluations include the competitive negotiated rate structure at the time the commission is charged and the effectiveness of the broker's execution.

     The names and principal occupations of the chief executive officers and each director of Morgan Guaranty are as follows: Douglas A. Warner III, Chairman of the Board and Chief Executive Officer, Morgan Guaranty; Walter A. Gubert, Vice Chairman of the Board, Morgan Guaranty; Robert G. Mendoza, Vice Chairman of the Board, Morgan Guaranty; Michael E. Patterson, Vice Chairman of the Board, Morgan Guaranty; Kurt F. Viermetz, Retired Vice Chairman of the Board, Morgan Guaranty; Paul A Allaire, Chairman of the Board and Chief Executive Officer, Xerox Corp.; Riley P. Bechtel, Chairman and Chief Executive Officer, Bechtel Group, Inc.; Lawrence A. Bossidy, Chairman of the Board and Chief Executive Officer, Allied Signal Inc.; Martin Feldstein, President and Chief Executive Officer, National Bureau of Economic Research, Inc.; Ellen V. Futter, President, American Museum of Natural History; Hanna H. Gray, President Emeritus and Professor of History, The University of Chicago; James R. Houghton, Retired Chairman of the Board, Corning Incorporated; James L. Ketelseh, Retired Chairman and Chief Executive Officer,

Tenneco Inc.; John A. Krol, Retired Chairman of the Board, E.I. duPont deNemours and Company; Lee R. Raymond, Chairman of the Board and Chief Executive Officer, Exxon Corporation; Richard D. Simmons, Retired President, Washington Post Company and International Herald Tribune; and Douglas C. Yearley, Chairman, President and Chief Executive Officer, Phelps Dodge Corporation. All of the foregoing persons may be reached c/o Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260-0060.


                            SUPPLEMENTAL INFORMATION

     The executive officers of the Company, all of whom serve at the pleasure of the Board of Directors, are as follows: Peter Goodman (President), Warren F. Pelton (Vice President and Treasurer) and I. Robert Harris (Secretary). Messrs. Goodman and Harris have served in their respective positions since the Company registered with the Securities and Exchange Commission as an investment company in April, 1980. Mr. Pelton became Vice President and Treasurer in 1995. The ages and principal occupations of Messrs. Goodman and Pelton are described above under "Election of Directors." I. Robert Harris (age 67) has been of counsel to the law firm of Kantor, Davidoff, Wolfe, Mandelker & Kass, P.C., general counsel to the Company, for more than the past 5 years.


                              SHAREHOLDER PROPOSALS
                             FOR 2000 ANNUAL MEETING

     The next annual meeting of shareholders of the Company will be held in June, 2000. Shareholders wishing to have their proposals included in the Company's Proxy Statement which will relate to that meeting must submit their proposals, preferably by certified mail,, return receipt requested, to the Company at its address listed on the first page of this Proxy Statement so that the proposals are received no later than February 1, 2000.


                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any matters to be presented for action at the meeting other than those described above. Should other business properly be brought before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment in the interest of the Company.

Dated: May 25, 1999                     By Order of the Board of Directors


                                        /s/ I. Robert Harris
                                        I. Robert Harris, Secretary

                                  TRIDAN CORP.
                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 15, 1999

                        THIS PROXY IS SUBMITTED ON BEHALF
                            OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints PETER GOODMAN,  I. ROBERT HARRIS and WARREN
F. PELTON, and each of them, with power of substitution, as proxies of the undersigned, to vote all of the shares of stock which the undersigned is entitled to vote at the above stated Annual Meeting of Shareholders on June 15, 1999, and all adjournments thereof.

     (1)  FOR the election, as directors,         WITHHOLD AUTHORITY
          of all nominees listed below            to vote for all
          (except as marked to                    nominees listed
          the contrary below)                     below
          [  ]                                    [  ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

               THOMAS DAVID FLYNN, MARK GOODMAN PETER GOODMAN, JAY
             STANLEY NEGIN, WARREN FRED PELTON, RUSSELL JUDE STOEVER

                                   ----------

(2)FOR [ ] AGAINST [ ] ABSTAIN [ ] the ratification of the selection of Leslie Sufrin and Company, P.C. as auditors of the Company for the fiscal year ending April 30, 2000;

(3)Upon any other matter which may properly come before the meeting, in their discretion. Every properly signed proxy will be voted in the manner specified hereon and, in the absence of such specification, will be voted FOR the election of directors and FOR Item (2) above.

PLEASE SIGN AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE


Receipt of the Notice                      _________________________________
of Annual Meeting and                                  Signature
Proxy Statement is
hereby acknowledged                        _________________________________
                                                       Signature
Dated:         1999

IMPORTANT:     Joint owners must EACH sign.  When signing as attorney,  trustee, executor, administrator, guardian or corporate officer, please give your full title.